TYCO INTERNATIONAL LTD.
                                   EXHIBIT 11
                         Earnings Per Share Computation
                    (In thousands, except per share amounts)


                                                       Three Months Ended
                                                          September 30,
                                                     ---------------------
                                                        1995        1994
                                                     ---------    --------

Calculation of earnings per share:

Primary:

Weighted average common shares outstanding
     during the period                                 152,796     142,470

Dilutive effect of the restricted stock plan, stock
     options and warrants using the treasury stock
     method                                                (56)      6,152
                                                      --------    --------

Total common equivalent shares                         152,740     148,622
                                                      ========    ========

Net income                                            $ 65,664    $ 53,385
                                                      ========    ========

Earnings per share                                    $   0.43    $   0.36
                                                      ========    ========



Fully Diluted(1):

Weighted average common shares outstanding
     during the period                                 152,796     142,470

Dilutive effect of the restricted stock plan, stock
     options and warrants using the treasury stock
     method                                                 73       6,295
                                                      --------    --------

Total common equivalent shares                         152,868     148,765
                                                      ========    ========

Net income                                            $ 65,664    $ 53,385
                                                      ========    ========

Earnings per share                                    $   0.43    $   0.36
                                                      ========    ========


(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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